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                                                                     Exhibit (c)


{   U  3119   }                                                 {            }
                             [EAGLE LOGO]
CAPITAL STOCK                                                   CAPITAL STOCK



                        THE AMERICAN HERITAGE FUND, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK


                                             SEE REVERSE FOR CERTAIN DEFINITIONS


This is to Certify That                                          is the owner of





                                                               -----------------
                                                               CUSIP 427236 10 4
                                                               -----------------


fully paid and non-assessable shares of Capital Stock of the par value of $.10 each of THE AMERICAN HERITAGE FUND, INC. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed; however, the Board of Directors may, to the extent permitted by law, in its sole and uncontrolled discretion, upon presentation for transfer of any certificate of stock, purchase for the Corporation, without prior notice, the share or shares of stock represented thereby by paying therefor in cash a sum equal to the then net asset value of such share or shares, in accordance with the definition of the term "net asset value" as contained in the Certificate of Incorporation. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of this Certificate of Incorporation of the Corporation to all of which the holder by acceptance hereof assents.

     This Certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signature's of its duly authorized officers.

DATED:

[SIG]                                                       [SIG]
CHAIRMAN/SECRETARY                 [SEAL]                   PRESIDENT/TREASURER


COUNTERSIGNED:

     AMERICAN HERITAGE MANAGEMENT CORP.
             (NEW YORK, N.Y.)

                                   TRANSFER AGENT

BY:
   ----------------------------------------------------------------
                                                 AUTHORIZED OFFICER


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        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -- as tenants in common                  UNIF GIFT MIN ACT--.............Custodian..............
TEN ENT   -- as tenants by the entireties                                (Cust)                (Minor)
JT TEN    -- as joint tenants with right                              under Uniform Gifts to Minors
             of survivorship and not as                               Act..............................
             tenants in common                                                     (State)

    Additional abbreviations may also be used though not in the above list.




        For value received........................hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------


 ............................................................................
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                         POSTAL ZIP CODE OF ASSIGNEE)

 ............................................................................


 ............................................................................


 ......................................................................Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


 ....................................................................Attorney to
transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated..................



                                          ..................................



        NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.